EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2021-C61 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Rialto Capital Advisors, LLC, as Special Servicer for the Wyndham National Hotel Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Wyndham National Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wyndham National Hotel Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Wyndham National Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wyndham National Hotel Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 980 Madison Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 980 Madison Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 980 Madison Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 980 Madison Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 1201 Lake Robbins Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1201 Lake Robbins Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1201 Lake Robbins Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1201 Lake Robbins Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1201 Lake Robbins Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the ExchangeRight 49 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ExchangeRight 49 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the ExchangeRight 49 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ExchangeRight 49 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ExchangeRight 49 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the TLR Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the TLR Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the TLR Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the TLR Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the TLR Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the TLR Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Meadowood Mortgage Loan, 3650 REIT Loan Servicing LLC, LLC, as Special Servicer for the Meadowood Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Meadowood Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Meadowood Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Meadowood Mortgage Loan.

 Dated: March 21, 2024

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)